UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☑ Preliminary Information Sheet

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

Item 9 Labs Corp.

2727 N 3rd Street, Suite 201

Phoenix AZ 85004

Tel. 1-833-867-6337

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being furnished to the holders (the “Stockholders”) of shares of common stock, par value $0.001 per share (the “Common Stock”), of Item 9 Labs Corp., a Delaware Corporation (the “Company”) in connection with the reverse triangular merger in which the Company shall acquire OCG, Inc., a Colorado corporation (“OCG”).

Notice is hereby given to you that all members of the Company’s Board of Directors (“Board”) and the holders of a majority of the outstanding shares of our common stock (the “Majority Stockholders”) have, by written consent in lieu of a stockholders’ meeting, approved and authorized the Company to: (1) enter into the Agreement and Plan of Merger, dated as of February 27, 2020, by and among the Company, a wholly owned subsidiary of the Company (“Merger Sub”), and OCG, and perform the transactions contemplated thereby; (2) file the necessary certificates of merger to effectuate the transactions contemplated by the Agreement and Plan of Merger (collectively, corporate actions).

This Information Statement is being furnished to Stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, on March 5, 2020, the Majority Stockholders, collectively owning 42,606,712 shares of Common Stock, representing approximately 69% of the 61,410,645 total issued and outstanding shares of Common Stock of the Company as of March 5, 2020 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a meeting of Stockholders. Our Board of Directors approved the foregoing Corporate Actions by written consent on February 27, 2020.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Delaware corporate law or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is made available to or otherwise delivered to Stockholders. The Information Statement is being given on or about March 6, 2020 to Stockholders of record on the Record Date. The entire cost of furnishing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By order of the Board of Directors of ITEM 9 LABS CORP.

Date: March 6, 2020

/s/ Andrew Bowden

 By: Andrew Bowden

 Chief Executive Officer and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of ITEM 9 LABS CORP.:

Item 9 Labs Corp., a Delaware corporation (the “Company,” “we,” “our,” or “us”), is making this Information Statement available on or about March 6, 2020  to all the Company’s stockholders of record as of March 5, 2020  (the “Record Date”).  As of the Record Date, 61,410,645 shares of our common stock were issued and outstanding.

Each outstanding share of our common stock is entitled to one vote per share. Holders of approximately 69% of the outstanding shares of our common stock prior to the transactions referenced herein have, by written consent in lieu of a stockholders’ meeting (the “Written Consent”), approved and authorized the Company to: (1) enter into the Agreement and Plan of Merger, dated as of February 27, 2020, by and among the Company, an unnamed Colorado corporation (“Merger Sub”) and a wholly owned subsidiary of the Company, and OCG, Inc. (“OCG”), a Colorado corporation (the “Merger Agreement”), and perform the transactions contemplated thereby, and (2) file the necessary certificates of merger to effectuate the transactions contemplated by the Agreement and Plan of Merger (collectively, corporate actions).

This Information Statement is being made available pursuant to the requirements of Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of our common stock who were entitled to consent to the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions that have been approved pursuant to the Written Consent for purposes of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

Because the Written Consent was executed by holders representing approximately 69% of the outstanding shares of our common stock on the Record Date, which was prior to the transactions contemplated by the Merger Agreement, no vote or consent of any other stockholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under the DGCL and our Bylaws, the votes represented by the holders signing the Written Consent are sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any other stockholder of the Company.  The DGCL provides that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, our board of directors (our “Board”) has determined not to call a meeting of stockholders to approve the transactions contemplated by the Written Consent.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITHTHIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the SEC contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to our Bylaws and the DGCL, a vote by the holders of at least a majority of our outstanding shares of common stock was required to approve the corporate actions set forth in the Written Consent. Our Certificate of Incorporation, as amended, does not authorize cumulative voting. As of the Record Date, 61,410,645 shares of our common stock were issued and outstanding, of which 30,705,323 shares were required to pass any stockholder resolutions. The consenting stockholders that were the record and/or beneficial owners of an aggregate 42,606,712 of the outstanding shares of our common stock outstanding on the Record Date, which was prior to the transactions contemplated by the Merger Agreement. Accordingly, the Consenting Stockholders represented approximately 69% of the issued and outstanding shares of our common stock as of such date. Pursuant to Section 228 of the DGCL, the Consenting Stockholders voted in favor of the actions described herein in a written consent, dated the Record Date. No consideration was paid for any stockholder’s consent.

PROPOSED TRANSACTION

The transactions contemplated by the Merger Agreement include the following:

•	Pursuant to the Merger Agreement, Merger Sub will merge with and into OCG, with OCG continuing as the surviving corporation.

•	Upon completion of the transactions contemplated by the Merger Agreement, each issued and outstanding share of OCG common stock will be exchanged for shares of our common stock, each share of Merger Sub will be converted and exchanged for one share of common stock of OCG.

The foregoing does not purport to fully describe the transactions contemplated by the Merger Agreement. See the section entitled “Merger Agreement”, and a copy of which is attached as Exhibit A, hereto.

VOTING SECURITIES

Voting Securities of the Company

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $0.0001 par value per share. As of March 5, 2020, there were 61,410,645 shares of our common stock issued and outstanding.

We anticipate that there will be 91,410,645 shares of our common stock issued and outstanding as of the date that all transactions contemplated by the Merger Agreement have been consummated (such date being hereinafter referred to as, the “Post-Transaction Date”).

Authorization or Issuance of Securities Otherwise than for Exchange

Common Stock As Consideration For Merger

Upon the consummation of the transactions contemplated by the Merger Agreement, we shall issue 30,000,000 shares of common stock as consideration for the transactions contemplated thereby. As a result of the issuance of common stock as consideration for the transactions contemplated by the Merger Agreement, OCG’s former stockholders will own approximately 33% of our common stock with a corresponding dilution to our current stockholders.

Common Stock

The following description is a summary of the material terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a more thorough understanding of the terms of our common stock, you should refer to our Amended and Restated Articles of Incorporation, as amended.

The holders of our common stock are entitled to dividends as our board of directors may declare, from time to time, from funds legally available therefor, subject to any contractual limitations on our ability to declare and pay dividends. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our Articles of Incorporation, as amended, do not provide for cumulative voting in connection with the election of directors. Our bylaws provide that all director elections shall be determined by a plurality of the votes cast, and except as required by law, our Articles of Incorporation, as amended, or our bylaws, all other matters shall be determined by a majority vote. At any meeting of the stockholders, holders of a majority in voting power of the shares issued and outstanding and entitled to vote at such meeting of stockholders will constitute a quorum at such meeting of the stockholders for the transaction of business. No holder of our common stock has any preemptive right to subscribe for any shares of our common stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment of creditors.

Security Ownership of Certain Beneficial Owners of More than Five Percent of our Common Stock

The following table sets forth information regarding each stockholder who will beneficially own more than five percent of our common stock as of the Post-Transaction Date. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the voting securities shown as beneficially owned, subject to community property laws, where applicable. Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and includes any shares which the person has the right to acquire within 60 days after the Post-Transaction Date through the exercise of any stock option, warrant or other right.

Security Ownership of Certain Beneficial Owners & Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Directors and Officers: (1)
Andrew Bowden (2)	2,200,000	2.40%

Robert Mikkelsen(3)	0	0.00%
Ronald L. Miller, Jr. (4)	32,501	0.04%
Bryce Skalla (5)(9)	5,217,036	5.71%

Jeffrey Rassas (6)	1,833,349	2.01%

Christopher Wolven (7)	278,845	0.31%
Doug Bowden (8)	3,100,000	3.38%
All directors and officers as a group (7 people)**	12,661,731	13.85%

Beneficial Shareholders greater than 5%
Stockbridge Enterprises LP (9)
7377 E Doubletree Ranch Rd Suite 200	4,884,048	5.34%
Scottsdale, AZ 85258
Sean Dugan (10)	8,144,712	8.91%

Mark Murro III (10)	6,227,044	6.81%

Andrew Poirier (10)	7,618,045	8.33%

**We anticipate that all of our officers, directors and 5% plus shareholders as a group will beneficially own approximately 43% of our issued and outstanding common stock as of the Post-Transaction Date.

(1) The percentages are based on 91,410,645 shares of our common stock outstanding as of the Post-Transaction Date, plus shares of common stock that may be acquired by the beneficial owner within 60 days after the Post-Transaction Date, by exercise of stock conversions and/or warrants. Our common stock is our only issued and outstanding class of securities eligible to vote. Unless otherwise stated, all shareholders can be reached at mailing address 2727 North 3rd Street, Suite 201 Phoenix, Arizona 85004

(2) Andrew Bowden has been Chief Executive Officer since November 18, 2019 and a Director of the Company since September 11, 2018. Mr. Bowden’s beneficial ownership consists of 200,000 shares purchased via private placement in March 2018 by EBAB, LLC, which is controlled by Mr. Bowden. Mr. Bowden owns approximately 40% of Viridis Group I9 Capital LLC, an entity which owns an aggregate 5,000,000 shares purchased pursuant to the Purchase Agreement dated October 17, 2018.

(3) Robert Mikkelsen is the Company’s CFO, Secretary and Treasurer. His beneficial ownership includes 0 shares of restricted common stock.

(4) Ronald L. Miller, Jr. is a Director of the Company and Chairman of the Board. Mr. Miller’s beneficial ownership includes 30,000 shares issuable upon exercise of stock options which have vested as of the day of this report and 2,501 total shares purchased in May 2014, some of which were purchased by Windsor Westfield Management, LLC and some by Chickamauga Enterprises, L.P. Both companies are indirectly controlled by Mr. Miller. The remaining 376 shares are held directly by Mr. Miller.

(5) Bryce Skalla is the Company’s President and Director. Mr. Skalla’s beneficial ownership consists of 4,717,036 shares of restricted common stock held in his name and 500,000 shares held by a minor.

(6) Jeffrey Rassas is Chief Strategy Officer and Director. The shares are held by Hayjour Family Limited Partnership, an entity controlled by Mr. Rassas, as such Mr. Rassas’ beneficial ownership includes: 1,788,903 shares of restricted common stock and 44,446 shares issuable upon the exercise of stock options which have vested as of the date of this report.

(7) Christopher Wolven is Chief Operating Officer and his beneficial ownership consists of 278,845 shares of common stock.

(8) Doug Bowden has been a Director of the Company since February 2020. Mr. Bowden’s beneficial ownership consists of 100,000 shares purchased via private placement in March 2018 and Mr. Bowden also owns approximately 60% of Viridis Group I9 Capital LLC, an entity which owns an aggregate 5,000,000 shares purchased pursuant to the Purchase Agreement dated October 17, 2018.

(9) Stockbridge Enterprises LP is an Arizona limited partnership controlled by Mitchell A. Saltz, Chairman and Managing Partner.

(10) Skalla, Dugan, Murro, and Poirier were members of BSSD. On March 20, 2018, the Company closed on an Agreement and Plan of Exchange to acquire all of the membership interests of BSSD in exchange for newly issued restricted shares of the Company’s common which were distributed pro-rata to the BSSD members.

Change of Control

Pursuant to the terms of the Merger Agreement, and upon the effectiveness of the transactions contemplated thereby, OCG will become our wholly-owned subsidiary. In exchange for 100% of the common stock of OCG, OCG’s former shareholders will collectively own approximately 33% of our common stock on a fully-diluted basis. Among OCG’s former shareholders, none will own 5% of more of our common stock upon completion of the Merger Agreement transaction.

Pursuant to the terms of the Merger Agreement and upon the effectiveness of the transactions contemplated thereby OCG’s management and majority shareholders may nominate two new members to our Board, potentially bringing our Board to a total of seven (7) members. Because of the issuance of securities pursuant by the Merger Agreement, there may be a change of control of the Company upon the effectiveness of the transactions contemplated by the Merger Agreement.

Consummation of the transactions contemplated by the Merger Agreement is also conditioned upon, among other things, preparation, filing and distribution to our stockholders of this Information Statement. There can be no assurance that the transactions contemplated by the Merger Agreement will be completed.

OVERVIEW OF BUSINESS

ITEM 9 LABS CORP.

Corporate history

Item 9 Labs Corp. (“Item 9 Labs” or the “Company”), was incorporated under the laws of the State of Delaware on June 15, 2010 as Crown Dynamics Corp. On October 26, 2012, the Company changed its name to Airware Labs Corp. On April 2, 2018, the Company changed its name to Item 9 Labs Corp. to better reflect its business following the acquisition of BSSD, as discussed below.

On March 20, 2018, the Company closed on an Agreement and Plan of Exchange to acquire all of the membership interests of BSSD Group, LLC (“BSSD”), an Arizona limited liability company formed on May 2, 2017, in exchange for newly issued restricted shares of the Company’s common stock (the “Shares”), which represent approximately 75% of the issued and outstanding shares of the Company’s common stock on a fully-diluted basis. The 40,355,771 shares were distributed pro-rata to the BSSD members.

Effective October 18, 2018, the Company completed a 1-for-20 reverse split of its issued and outstanding common stock.

On November 26, 2018, the company’s wholly owned subsidiary AZ DP Holdings, LLC (“AZ DP”) closed on an asset acquisition of the majority of the assets of Arizona DP Consulting, LLC, a consulting firm specializing in obtaining marijuana dispensary permits and developing cannabis related business plans. The purchase price was $1,500,000 in cash and 3,000,000 shares of restricted common stock having an aggregate value of $7,770,000 or $2.59 per share based on current market price of the Company shares at time asset purchase agreement was executed. On November 15, 2019, the Company received 2,300,000 shares of the Company’s common stock into treasury previously issued pursuant to the November 26, 2018 asset acquisition in exchange for a reduction in time of the former CEO’s non-competition agreement.

On September 12, 2018, the Company executed a $1,500,000 promissory note (see Note 8) which was used to make a capital contribution into Strive Management, LLC, a Nevada limited liability company (“Strive Management”). In exchange for the contribution, the Company received a 20% membership interest in Strive Management.

In February 2020, the Company executed an agreement with the other members of Strive Management, LLC to purchase the remaining 80% of Strive Management, LLC, as well as the Nevada licenses its members held in another entity. The Company agreed to pay $500,000 in cash, $1,000,000 in an unsecured note payable and 3,250,000 shares of the Company’s restricted common stock. In order to close the transaction, the Company borrowed $500,000 from Stockbridge Enterprises, a related party. The Company is to repay the loan by April 15, 2020.

Overview

Item 9 Labs creates comfortable cannabis health solutions for the modern consumer. The Company is bringing best of industry practices to markets from coast to coast through cultivation and production, distinctive retail environments, licensing services, and diverse product suites catering to different medical and adult use cannabis demographics. Item 9 Labs is headquartered in Phoenix, Arizona, with medical cannabis operations in multiple U.S. markets.

Item 9 Labs’ asset portfolio includes Dispensary Permits, Dispensary Templates, and Strive Life. These assets provide services specific to different stakeholder groups. Dispensary Permits is the Company’s consulting firm specializing in strategic license application and compliance. Dispensary Templates, a subdivision of the firm, is a technology platform with an extensive digital library of licensing and business planning resources. Strive Life is a turnkey dispensary model for the retail sector, elevating the patient experience with consistent and superior service, high-end design, and precision-tested products. It is currently being implemented in North Dakota.

In addition, Item 9 Labs is advancing the industry with its dynamic product suites. The Company has created complementary brands Item 9 Labs and Strive Wellness to channel consumer diversity. Propriety delivery platforms include the Apollo Vape and Pod system, as well as a pioneering intra-nasal device. The Company has received multiple accolades for its medical-grade flower and concentrates.

Item 9 Labs anticipates it will be managing cultivation, processing, distribution, and dispensary operations in up to seven U.S. markets by the end of 2020. Current facilities include Cultivation, Processing and Distribution for Strive Wellness of Nevada, as well as dispensary Strive Life North Dakota.

Market Information

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since November 3, 2011 under the symbol “CDYY.OB.” On November 9, 2012, our symbol was changed to “AIRW.OB” to reflect the Company’s name change. On December 21, 2016 we filed a Form 15-12G and down listed to the OTC Pink sheets. On April 27, 2018, the Company’s ticker symbol was changed to “INLB”. Because we are quoted on the OTC Markets, our common stock may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if it were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTC Bulletin Board for the quarterly periods indicated below based on our fiscal year end September 30. Our common stock began trading in 2012. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Fiscal Quarter	High	Low

First Quarter (Oct. 1, 2017 – Dec. 31, 2017)	$3.40	$0.252
Second Quarter (Jan. 1, 2018 – Mar. 31, 2018)	2.80	1.80
Third Quarter (Apr. 1, 2018 – Jun. 30, 2018)	4.20	2.20
Fourth Quarter (Jul. 1, 2018 – Sept. 30, 2018)	3.00	1.65

First Quarter (Oct. 1, 2018 – Dec. 31, 2018)	$7.00	$1.50
Second Quarter (Jan. 1, 2019 – Mar. 31, 2019)	$6.00	$3.50
Third Quarter (Apr. 1, 2019 – Jun. 30, 2019)	7.10	2.02
Fourth Quarter (Jul. 1, 2019 – Sept. 30, 2019)	4.99	2.15

First Quarter (Oct. 1, 2019 – Dec. 31, 2019)	$2.73	$0.75

Record Holders

As of March 5, 2020, there were 61,410,645 common shares issued and outstanding, which were held by 313 stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Securities Authorized for Issuance under Equity Compensation Plans

On June 21, 2019, our shareholders voted to approve the 2019 Equity Incentive Plan (the “2019 Plan”). Pursuant to the 2019 Plan, the maximum aggregate number of Shares available under the Plan through awards is the lesser of: (i) 6,000,000 shares, increased each anniversary date of the adoption of the plan by 2 percent of the then-outstanding shares, or (b) 10,000,000 shares. We have 6,000,000 shares available for issuance under the 2019 Plan.

Stock Transfer Agent

Our transfer agent is Nevada Agency and Transfer Company, Inc., 50 West Liberty Street, Suite 880 Reno Nevada 89501.

Employees and Independent Contractors

As of March 5, 2020, we had sixty-five full time employees, including our executive officers, one full-time consultant, and two part-time employees. We plan to hire additional employees and engage consultants on an as-needed basis. Our employees are not represented by any unions and we consider our relationship with our employees to be great. We also have relationships with several independent contractors who provide services on a regular basis to us.

Research and Development

Going forward, we intend to continue focusing adequate resources on research and development. Allocation of research and development funds may be dependent on the perceived likelihood of legalization or a significant change in the treatment of cannabis in a given geographic market. Funds may also be used for both product and market development in the hemp and cannabis industries. Given the emergent nature of these industries, we recognize the needs of today may not be the needs of the future and some capital investment will be necessary to meet changing demands.

Intellectual Property

We generally rely upon copyright, trademark and trade secret laws to protect and maintain our proprietary rights for our technology, brands, and products.  We currently hold several trademarks including various goods and services of “Item 9 Labs” (serial numbers 87940264, 87940227, 87940254 and 87940239), “Delta 8” (serial numbers 88004775, 88004789, 88004799, 88004812) and Strive Life (88/144,717), as well as several domains, including but not limited to, arizonadispensarypermits.com, dispernsarytemplates.com, and wegrowstore.com.

We maintain a policy requiring our employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and to control access to software, documentation and other proprietary information.

Notwithstanding the steps we have taken to protect our intellectual property rights, third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop products and models that are substantially equivalent or superior to our products and services.

Properties

Currently the Company leases approximately 4,202 square feet of office space in Phoenix, Arizona, at a monthly rent of $6,480. The lease includes all utilities, was effective September 1, 2019, with a 5-year term.

The Company owns approximately 50 acres in Southern Arizona that is zoned to grow and cultivate medical marijuana flower. The Company is currently utilizing 5 acres which was acquired in May 2017 which includes a 10,000 square foot, state-of-the-art indoor manufacturing facility with 10,000 square feet of additional capacity which passed inspections to operate June 4, 2019 and is currently in production. The facility now totals 20,000 square-feet consisting of 8 flower rooms, just over 1,000 square-feet of nursery space, an upgraded extraction laboratory, for increased manufacturing capabilities. On April 20, 2018, the Company entered into an agreement for the purchase of approximately 44 acres of land from an affiliate of a founding member of BSSD, its now wholly owned subsidiary. The purchase price of the property was $3,000,000, payable as follows; (i) $200,000 deposited with escrow agent as an initial earnest money deposit in April 2018, (ii) on or before February 1, 2019, the Company will deposit an additional $800,000 into escrow as additional earnest money deposit and (iii) the balance of the purchase price shall be paid via a promissory note. The earnest money amounts are non-refundable. The Company has negotiated an amendment to this agreement that will spread the $800,000 payment over the course of time. As of September 30, 2019, the Company had paid a total of $600,000 which was deposited in escrow and classified as a long-term asset on the consolidated balance sheet as of September 30, 2019. As of the date of these financial statements, a total of $600,000 has been deposited in escrow.

Legal Proceedings

From time to time, we may become subject to various legal proceedings that are incidental to the ordinary conduct of its business. Although we cannot accurately predict the amount of any liability that may ultimately arise with respect to any of these matters, it makes provision for potential liabilities when it deems them probable and reasonably estimable. These provisions are based on current information and may be adjusted from time to time according to developments. Other than the foregoing we are not aware of any material litigation:

On February 26, 2020, the Company’s subsidiary Item 9 Properties, LLC was served with a foreclosure of mechanics lien in Nye County, Nevada against itself and Solera General Contracting alleging among other things breach of contract and covenant of good faith and fair dealing against Solera, unjust enrichment against Item 9 Properties. The Company has engaged counsel to defend the action. The Company has engaged legal counsel to answer the complaint.

Competition

We compete in markets where cannabis has been legalized and regulated, which includes various states within the United States. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis products. We believe that by diligently establishing and expanding our brands, product offerings and services in new and existing locations, we will become established in the industry. Additionally, we expect that establishing our product offerings in new and existing locations are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our operations and results.

In our opinion, we are currently competing with cannabis cultivators, manufacturers, and retailers in our local jurisdictions as well as international enterprises as set forth below, among many others. Many of our competitors are substantially larger than us and have significantly greater name recognition, sales and marketing, financial, technical, customer support and other resources. These competitors also may have more established distribution channels and stronger relationships with local, long distance and Internet service providers. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products.

These competitors may enter our existing or future markets with products that may be less expensive, that may provide higher performance or additional features or that may be introduced more quickly than our products.

We do not expect to face significant competition with respect to our branded apparel, however, other corporations may sell apparel that incorporates other logos or trademarks associated with the cannabis industry.

We believe that we compete favorably with our competitors on the basis of these factors. However, if we are unable to compete successfully against our current and future competitors, it will be difficult to acquire and retain customers, and we may experience revenue declines, thereby resulting in reduced operating margins, loss of market share and diminished value in our services.

Government Regulation of Cannabis

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine, even though these persons are in compliance with state law.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. The new administration under President Trump has indicated that he will strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. As we currently directly harvest, distribute and/or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government.

The Company and our licensed products will also be subject to a number of other federal, state and local laws, rules and regulations. We anticipate that our vendors and us will be required to manufacture our products in accordance with the Good Manufacturing Practices guidelines and will be subject to regulations relating to employee safety, working conditions, protection of the environment, and other items. The current administration has indicated that it will closely scrutinize the cannabis industry, in particular, recreational marijuana. Changes in laws, rules and regulations or the recall of any product by a regulatory authority, could have a material adverse effect on our business and financial condition.

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Currently, cannabis and CBD (0.3 percent THC or more) are classified as Schedule I drugs, which are viewed as highly addictive and having no medical value and is illegal to distribute and use. The United States Federal Drug Administration has not approved the sale of marijuana or CBD (0.3 percent THC or more) for any medical application. Doctors may not prescribe cannabis or CBD (0.3 percent THC or more) for medical use under federal law, however they can recommend its use under the First Amendment. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis or CBD (0.3 percent THC or more) will not be denied services or other medications that are denied to those using illegal drugs.

Currently, forty-seven States and the District of Columbia have laws legalizing marijuana and CBD in some form. In November 2016, California, Massachusetts, Maine and Nevada all passed measures legalizing recreational marijuana. California’s Prop. 64 measure allows adults 21 and older to possess up to one ounce of marijuana and grow up to six plants in their homes. Other tax and licensing provisions of the law didn’t take effect until January 2018.

These noted state laws, both proposed and enacted, are in direct conflict with the federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. However, on August 29, 2013, the U.S. Department of Justice issued a memorandum providing that where states and local governments enact laws authorizing cannabis-related use, and implement strong and effective regulatory and enforcement systems, the federal government will rely upon states and local enforcement agencies to address cannabis activity through the enforcement of their own state and local narcotics laws. The memorandum further stated that the U.S Justice Department’s limited investigative and prosecutorial resources will be focused on eight priorities to prevent unintended consequences of the state laws, including distribution of cannabis to minors, preventing the distribution of cannabis from states where it is legal to states where it is not, and preventing money laundering, violence and impaired driving.

On December 11, 2014, the U.S. Department of Justice issued another memorandum with regard to its position and enforcement protocol with regard to Indian Country, stating that the eight priorities in the previous federal memo would guide the United States Attorneys' cannabis enforcement efforts in Indian Country. On December 16, 2014, as a component of the federal spending bill, the Obama administration enacted regulations that prohibit the Department of Justice from using funds to prosecute state-based legal medical cannabis programs.

On January 4, 2018, The Department of Justice lead by Jeff Sessions issued a memo on federal marijuana enforcement policy announcing a return to the rule of law and the rescission of previous guidance documents. Since the passage of the Controlled Substances Act (CSA) in 1970, Congress has generally prohibited the cultivation, distribution, and possession of marijuana.

However, on January 18, 2019, the new Attorney General, William Barr, stated in front of the Senate Judiciary Committee that he does not plan on using federal resources to "go after" companies if they are complying with state law. That would be a reversal from the approach taken by his predecessor, former Attorney General Jeff Sessions, who vowed to pursue federal violations more aggressively. According to Erik Altieri, executive director of the National Organization for the Reform of Marijuana Laws (NORML), Barr's stance is a good sign for advocates, but it remains to be seen if his actions will follow through on his pledge. Our business could terminate and investors could lose their total investment in the company if there is no reversal in Sessions’ approach.

On June 20, 2019, the United States House of Representatives passed a historic bipartisan amendment to the fiscal year 2020 Commerce-Justice-Science spending bill. By a vote of 267-165, the House approved the Blumenauer-McClintock-Norton Amendment which would protect state-legal cannabis programs from interference by the United States Department of Justice (DOJ). The amendment is named after the three individuals who submitted it for consideration: Representative Earl Bluemenauer, a Democrat from Oregon, Tom McClintock, a Republican from California, and Eleanor Norton, a delegate from Washington D.C.

Currently, the spending bill does provide protection for state-legal medical cannabis programs from DOJ interference – but this amendment would protect both medical and recreational cannabis programs that are legal at the state level. The amendment would prohibit the DOJ from using funds to prevent any American state, territory, and Washington D.C. from approving and implementing laws authorizing marijuana use, distribution, possession, and cultivation. What remains uncertain is whether the current Republican-controlled Senate will support the amendment. Further, if the amendment makes it into the final spending bill approved by Congress, it will only remain in effect for one year. If the amendment does not garner approval from the Senate, then the DOJ will maintain the right to use its funding to prevent the approval and implementation of laws regarding recreational cannabis use at the state level, which could affect our business, and could impact our investors’ investment in the Company.

OCG, INC.

Corporate Overview

OCG, Inc. (“OCG”), a Colorado corporation, was formed on March 6, 2018. OCG’s principal business address is 100 Garfield Street, Suite 400, Denver, Colorado 80206.

OCG sells medical and adult-use cannabis dispensary franchises under the brand “Unity Rd.” OCG’s franchising business offers existing and potential operators in the cannabis industry the benefit of OCG’s operational experience, marketing, partnerships and branding while allowing franchisees to own their own business. To date, OCG has sold one five (5) unit package in December 2018. OCG has also entered into services agreements with applicants seeking licenses to operate twenty-six (26) dispensaries across seven (7) states. These agreements require conversion into franchise agreements upon issuance of the licenses. Subject to local franchise regulations, OCG intends to offer franchises in all states that have regulated medical or adult-use cannabis.

OCG’s franchise model is intended to enable OCG to expand its brand more quickly than existing multi-state cannabis operators (“MSOs”) across all cannabis markets with very little capital investment. OCG believes it is one of the first companies to offer franchise opportunities to participants in the cannabis industry, which will provide OCG an early mover advantage over newer franchisors or existing MSOs. OCG franchise program is intended to guide its franchisees in building industry experience, improving operational quality, innovating and maximizing operating results. OCG’s franchisees will assume much of the day-to-day responsibilities that otherwise would be performed by a typical owner-operator. This reduction of duties at the corporate level allows OCG’s franchise support team to scale across multiple units. Franchisees provide OCG a one-time upfront payment as well as ongoing royalties based on their gross revenues. Therefore, OCG will benefit directly from the growth in their business.

OCG believes its model will assist its franchisees in delivering high quality cannabis products and locally relevant customer experiences. Franchising enables an individual to be his or her own employer and maintain control over all employment-related matters, and marketing and pricing decisions, while also benefiting from OCG’s brand and operating system. While OCG intends for units operating under its brand to be primarily franchised, OCG also intends to own and operate cannabis dispensaries and currently owns a cultivation facility, which has generated virtually all its revenue to date.

OCG’s franchising business model is designed to assist franchisees through every step of owning and operating a dispensary. OCG’s franchise package includes product sourcing, technology, regulatory compliance, licensing, standard operating procedures, employee training and ongoing support. OCG intends for its franchisees to leverage its years of cannabis operating experience and standardized procedures to operate their own dispensaries and be part of OCG’s brand as it grows.

As a cannabis dispensary franchisor, OCG offers both single-unit and multi-unit franchise packages to potential business operators. OCG seeks to sell primarily multi-unit packages in regulated markets across the U.S. to well capitalized individuals and organizations that meet OCG’s franchisee requirements. The primary franchise fees include an initial franchise fee and ongoing fees based on a percentage of revenues of the franchisee. A summary of OCG’s current franchising fees is provided below:

Initial Franchise Fees

Number of Franchises	Initial Franchise Fee Per Unit
1-2	$100,000
3 or more	$83,333

Recurring Fees

Fee Type	Fee Amount	Payment Frequency
Support Fee	5% of Gross Revenues	Weekly
Marketing Fund Contribution	2% of Gross Revenues	Weekly

The initial fee and the support fee are intended to generate revenue for OCG and to support its efforts to provide services to its franchisees. In OCG’s franchise agreements, OCG is required to segregate the marketing fund contributions and use those funds to advertise locally, regionally, and/or nationally, in printed materials, on radio, on television, and/or on the Internet in support of OCG’s franchisees and its brand. The actual fee arrangements are subject to negotiation undertaken by OCG’s management.

OCG’s franchise operations cover a wide scope of services to provide value to its franchisees. For new entrants to the cannabis industry, OCG has an application writing and support team well-versed in the cannabis licensing process for different cities and states across the country. OCG works with its franchisees’ advisors and facilitate relationships to help franchisees in obtaining a license. OCG’s franchisee prospects also may choose to acquire existing operators rather than new unlicensed locations and OCG has a mergers and acquisitions team with experience in valuing and finding acquisition candidates.

Whether buying or building, OCG assists franchisees in selecting real estate in optimal areas that suit the zoning restrictions and limitations for cannabis dispensaries. OCG is also seeking to partner with real estate investors to provide real estate capital and leasing to its franchisees. During the building and/or retrofit stage of a franchisee’s dispensary, OCG intends to utilize our long-standing relationships with architects and contractors who have experience working with cannabis industry participants. OCG also plans to provide franchisees with strategic sourcing and partnerships through its preferred suppliers in various locations. OCG plans to utilize existing relationships to assist franchisee product purchasing at more competitive pricing than if they were operating as a non-franchised dispensary. Additionally, OCG works with franchisees to develop and execute a plan with respect to various marketing programs, including the grand opening of each franchise location, local advertising and cooperative marketing to support its franchisees in establishing and growing their business. OCG believes its franchisees will receive the benefit of scale as OCG’s brand grows and the marketing pool and locations develop alongside OCG. Finally, prior to a franchisee beginning operations, OCG provides a classroom training program that lasts approximately 45 hours. OCG’s staff is well versed in cannabis dispensary operational procedures and with training new employees and managers.

Pre-Franchise Service Agreements

For prospective franchisees that have not yet obtained a license, OCG enters into service agreements that require conversion into franchise agreements upon issuance of the licenses. In connection with these agreements, OCG assists the prospective franchisees with site selection, license procurement, dispensary design and other pre-operational services. Upon signing of the service agreement, the prospective franchisee typically pays OCG an amount that is credited towards their initial franchise fee in consideration for the services to be provided prior to obtaining the license. OCG believes these service agreements allow them to assist its prospective franchisees in obtaining licenses, while it also provides OCG with a binding commitment from the prospective franchisee to enter into a franchise agreement upon issuance of a license.

Market For Common Equity, Related Stockholder Matters And Issuer Purchases of Equity Securities

Market Information

OCG's common stock is not currently traded on any exchange.

Dividends

OCG has not paid cash dividends on its stock since inception and has no intention to do so in the foreseeable future.

Equity Compensation Plans

OCG does not currently have an equity compensation plan.

OCG’s Market

Our Competition

The cannabis industry is highly regulated, fragmented and contains a patchwork of larger and small operators with a range of experience. OCG views its competition as both large-scale MSOs and other franchising companies such as Spirit Leaf and TGS National.

OCG’s Competitive Strengths

OCG believes the competitive strength of its franchise model relates to our ability to leverage operational experience to help new entrants and existing operators run better businesses. OCG is one of the first movers in cannabis franchising and believes the cannabis industry provides for significant opportunity in franchising. The cannabis industry currently suffers from a lack of regulated cannabis operational expertise, inconsistent customer experiences, a limited number of multi-state or national retail brands, license ownership limitations and large capital investment requirements. OCG’s franchise model is designed to overcome these issues in the following manner:

Industry and Franchise Expertise - OCG believes that its operational know-how and support system for franchisees increases the likelihood of success for new operators and provides greater comfort to regulators that compliance standards are met. Members of OCG’s senior management team have over a decade of experience in the regulated cannabis industry and have utilized that experience to build standard operating procedures and partner relationships to create what it believes is a franchise-ready brand. Additionally, members of OCG’s senior management team have many years of experience in franchising and franchise law. OCG believes the combination of these two disciplines provides OCG with a significant advantage in the marketplace by leveraging cannabis and franchising industry experience to support the goal of franchisee owner-operators to operate successful cannabis businesses.

Customer Experience and National Branding – OCG’s franchise system allows it to set, maintain and monitor standards and procedures intended to result in consistent, positive customer experiences across all of OCG’s franchisees’ and company-owned dispensaries.

Reduced License Limitations - Many jurisdictions limit the number of licenses for a single entity and through OCG’s franchise model, OCG believes it can expand its brand and receive high margin revenues from operations, while allowing individuals to own their own stores in the growing cannabis industry.

Limited Capital Expenditure - An additional competitive strength of OCG’s business model is the capital efficient nature of franchising. OCG is not reliant on the capital markets to continue to grow and are able to expand its brand while limiting our deployment of capital.

Growth Strategies

OCG believes that it has multiple potential pathways for growth in the U.S. and internationally with the goal of being a leading retail brand across all regulated medical and adult-use cannabis states and countries. Through OCG’s franchise operations, they plan to grow their brand presence and franchise revenue in existing regulated cannabis markets and also newly state-regulated locations. The financially efficient nature of their franchising model further enables them to continue to expand and allow franchisees to open new locations without OCG needing to invest significant additional capital for that purpose.

Alongside OCG’s franchise sales efforts, they intend to own and operate cannabis facilities both to support franchisees and also to grow their company. In addition to their plan to continue to seek licenses for company-owned cannabis facilities directly, OCG plans to target strategic acquisitions of licensed dispensary, cultivation, and/or product manufacturing operations in existing regulated cannabis markets. The OCG management team believes it has a strong pipeline of strategic acquisitions for various types of cannabis licenses in a variety of locations. In newly regulated states and countries, OCG will look, as strategically appropriate, to apply for cannabis business licenses or acquire newly established businesses.

State and Federal Cannabis Regulation

There is significant government regulation in the legal cannabis industry. We employ an in-house compliance officer who is a member of several state and national lobbying organizations including National Cannabis Industry Association (NCIA) and Colorado Leads and Accelerate Colorado. Through these and other organizations we will continue to interact with the multiple levels of government that regulate the cannabis industry.

In the United States, cannabis is illegal under federal law.  Medical and adult use cannabis has been legalized and regulated by individual states. As of the date of this Memorandum 33 states plus the District of Columbia and certain U.S. territories recognize, in one form or another, medical use of cannabis, while 11 of those states plus the District of Columbia and certain U.S. territories recognize, in one form or another, adult use of cannabis. Notwithstanding the regulatory environment with respect to cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the CSA and as such violates U.S. federal law. As a result of this conflict between state and federal law, cannabis businesses in the United States are subject to inconsistent legislation and regulation. It is presently unclear whether the U.S. federal government intends to enforce U.S. federal laws relating to cannabis where the conduct at issue is legal under applicable state law.

Employees

As of March 1, 2020, OCG has 44 full time employees and 0 part time employees.

Intellectual Property

We registered the Unity Rd. trademark on June 25, 2019 with the United State Patent and Trademark Office, with notice published in the Trademark Official Gazette on January 14, 2020.

Description of Property

OCG does not own any real property. OCG’s corporate headquarters is located at 100 Garfield St. Suite 400, Denver, CO 80206, where they lease 10,090 sq. feet of space. OCG’s lease on these premises runs through January 31, 2024. The rent is approximately $90,099 per month, subject to yearly increases of between 4.8% and 15.4% annually pursuant to the lease agreement.

One of OCG’s subsidiaries leases a building at 21000 East 32nd Parkway, Suite 110, Aurora, CO 80011. The lease on those premises runs through December 31, 2023. The rent is approximately $18,078 per month, subject to yearly increases of approximately 2.3%.

MERGER AGREEMENT

Pursuant to the Written Consent, a majority of the stockholders and all members of our Board approved the Merger Agreement and authorized the Company to enter into the Merger Agreement and perform all the transactions contemplated thereby. On February 27, 2020, the Company entered into the Merger Agreement, pursuant to which Merger Sub will be merged with and into OCG through a reverse triangular merger transaction upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL.

 Pursuant to the transactions contemplated by the Merger Agreement, (i) each share of common stock of OCG will be exchanged for shares of the Company based on a ratio of 0.61475 to one, (ii) OCG shall continue as the surviving corporation after the transactions contemplated by the Merger Agreement, and (iii) each share of common stock of Merger Sub will be converted into and exchanged for one share of common stock of OCG.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms of the actual Merger Agreement, which is attached as Exhibit A hereto and incorporated herein by reference.

CERTIFICATES OF MERGER

Pursuant to the Written Consent, a majority of the stockholders and all members of our Board approved and authorized an action to consummate the transactions contemplated by the Merger Agreement. Accordingly, the Written Consent authorizes the Company to file certificates of merger (the ''Certificates of Merger'') with the Secretary of State of the States of Delaware and Colorado in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the Colorado Business Corporation Act, respectively.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street N.E., Washington, DC 20549. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents, as filed by the Company with the Commission, are incorporated herein by reference:

1.        Annual Report on Form 10-K for the year ended September 30, 2019, and

2.        Quarterly Report on Form 10-Q for the quarter ended December 31, 2019

The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director or officer of the Company, nominee for election as a director of the Company or associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any of the Corporate Actions described herein.

EFFECTIVE DATE OF CORPORATE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions shall not become effective before a date which is twenty (20) calendar days after the Information Statement is first mailed or given to Stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above Corporate Actions.  Your consent to the Corporate Actions is not required and is not being solicited in connection with these Actions.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Item 9 Labs Corp.. has duly caused this report to be signed by the undersigned hereunto authorized.

Item 9 Labs Corp.

Date: March 6, 2020

/s/ Andrew Bowden

By: Andrew Bowden

Chief Executive Officer

EXHIBIT A

Agreement and Plan of Merger, dated as of February 27, 2020, by and among the Company, Merger Sub., and OCG

AGREEMENT AND PLAN OF MERGER

AMONG

ITEM 9 LABS CORP., a Delaware Corporation,

and

OCG, Inc., a Colorado Corporation,

and

[MERGER SUB], a Colorado Corporation

and

February 27, 2020

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as February 27, 2020, by and among Item 9 Labs Corp., a Delaware corporation (the “Company”), [ ], a Colorado corporation (“Merger Sub”), OCG, Inc., a Colorado corporation (the “Target”),. Each of the parties referred to above may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company is a corporation incorporated under the laws of the State of Delaware that operates cannabis cultivation and extraction facilities in Arizona and Nevada and is publicly traded on the OTC Markets (OTCMKTS: INLB);

WHEREAS, the Target is a privately-held corporation incorporated under the laws of the State of Colorado that operates a cultivation facility in Colorado and is a multi-state franchisor of cannabis dispensaries;

WHEREAS, the Parties intend that, subject to the terms and conditions set forth in this Agreement, the Merger Sub will be merged with and into the Target in a reverse triangular merger with the Target continuing as the surviving entity as a wholly-owned direct subsidiary of the Company (the “Merger”);

WHEREAS, effective upon the completion of the Merger, the Target Shareholders shall become stockholders of the Company through the receipt of the Merger Consideration as determined pursuant to the Exchange Ratio, which shall be 30,000,000 shares of the Common Stock of the Company; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and other agreements in connection with the transactions contemplated by this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

Article I
RULES OF CONSTRUCTION

1.1.  Definitions. Certain capitalized terms used in this Agreement have the meanings set forth in the body of this Agreement or in Exhibit A to this Agreement.

1.2.  Mutual Drafting. The Parties are sophisticated and have been represented by counsel who have carefully negotiated the provisions of this Agreement. As a consequence, the Parties do not intend that the presumptions of any Laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

1.3.  Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated under the rules, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. All references in this Agreement to “$” or “dollars” shall refer to United States dollars.

Article II
MERGER

2.1.  Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Merger Sub shall be merged with and into the Target (the Target following the Merger is sometimes referred to in this Agreement as the “Surviving Corporation”), the separate existence of the Merger shall cease, and the Target shall survive the Merger. Effective Time of the Merger. As soon as reasonably practicable on the Closing Date, the Company shall cause to be filed with the Colorado Secretary of State a statement of merger (the “Statement of Merger”) in such form as is required by, and executed by the Company. The Merger shall become effective upon the filing of the Statement of Merger with the Colorado Secretary of State or at such later time as is established by the Company and the Target and set forth in the Statement of Merger (the “Effective Time”).

2.2.  Effects of Merger.

(a)  Governing Documents. At the Effective Time, (i) the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, unless and until further amended, and (ii) the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

(b)  Directors and Officers.

a) On the Closing Date, OCG may nominate, and the Company agrees to appoint, two persons designated by OCG to the Company’s Board of Directors (the “OCG Designee”). The OCG Designee shall not be subject to any Disqualification Events as defined in Section 4.15.

(c)  Rights and Liabilities. Effective as of, and immediately following, the Effective Time, and subject to the terms and conditions of this Agreement, the Surviving Corporation will possess all properties, rights, privileges, powers, and franchises of the Target and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Target and Merger Sub will become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

(d)  Conversion of Target Capital Stock. Except as provided in Section 2.2(g) and without any action on the part of the Target or the Target Shareholders, each share of the Target’s Common Stock outstanding immediately prior to the Effective Time (other than any Dissenting Share and with any fractional share treated in accordance with Section 2.2(h)) shall be converted into .575 (the “Exchange Ratio”), shares of the Company’s Common Stock (the “Merger Consideration”, subject to adjustment prior to the Effective Time. As of the Effective Time, all such shares of the Target’s Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration.

(e)  Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, each share of the Target’s Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by Target Shareholders who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have otherwise complied with, C.R.S. §§ 7-113-201 et seq. (each such share, a “Dissenting Share”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will only be entitled to receive payment of the appraised value of such shares in accordance with the provisions of C.R.S. §§ 7-113-201 et seq. Target will give the Company: (i) notice of any demands received by the Target for appraisals of shares of the Target’s Common Stock; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. Target will not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or settle any such demands.

(f)  Conversion of Merger Sub Capital Stock. At and as of the Effective Time, each share of Merger Sub Common Stock shall be converted into one share of Surviving Corporation Common Stock.

(g)  Cancellation of Treasury Stock. All shares of capital stock of the Target held as treasury stock at the Effective Time shall, by virtue of the Merger, be cancelled and retired without any conversion of the treasury stock and no Company Stock or cash shall be delivered in exchange therefore.

(h)  Fractional Shares. No fractional share of the Company’s Common Stock shall be issued in the Merger. All fractional shares of the Company’s Common Stock held by any Target Shareholders shall be rounded down to the next whole share.

(i)  Options and Warrants.

(i)  Prior to the Closing, the Target’s board of directors shall cause each Option or Warrant that is outstanding immediately prior to the Effective Time, whether vested or unvested, to become fully vested and be cancelled, and, subject to execution by each Option or Warrant holder of an option termination agreement, converted into the right to receive (subject to the terms and conditions of this Agreement and the option termination agreements) a form of consideration in an amount to be determined by the Target’s board of directors, acting in good faith, less the per share exercise price of such Option or Warrant and less any applicable withholding Taxes.

(ii)  [Prior to the Effective Time, the Target and the Target’s board of directors shall adopt any resolutions and take any actions necessary to (1) effectuate the provisions of this Section 2.2(i) and (2) cause the [Target’s Equity Incentive Plan] to terminate at or prior to the Effective Time.]

(j)  No Further Ownership Rights in Target Stock. All Merger Consideration paid upon the surrender for exchange of certificates evidencing shares of the Target’s stock in accordance with the terms of this Agreement shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of the Target’s stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Target’s stock which were outstanding immediately prior to the Effective Time.

2.3.  Surrender of Certificates; Payment; Withholding. Following the Effective Time and continuing until payment of all Merger Consideration, each holder of shares of the Target’s Common Stock outstanding immediately prior to the Effective Time shall have the right to surrender for cancellation the certificate or certificates representing such shares to Target. Upon such surrender of such certificate or certificates, the holder shall have the right to receive the Merger Consideration for such shares pursuant to the provisions of Section 2.2(d). To facilitate this process, the Company shall, immediately after the Closing Date, provide to each Target Shareholder a Transmittal Letter instructing such holder how to tender the certificates representing the shares of Target’s Common Stock, the form of which is attached as Exhibit B. If any cash consideration is to be paid to a person other than the person to whom the certificate is registered, it shall be a condition of the payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such exchange pay any applicable transfer or other taxes required by reason of the transfer. The Company shall accept, in lieu of the surrender of certificates representing shares of the Target’s Common Stock as provided above, affidavits of the holders of any such shares that such certificates were lost, stolen or mutilated, together with such documentation and indemnification from such holders as the Company may reasonably request. Upon delivery of the appropriate documents as provided above, the Company shall pay to the appropriate payee(s) the cash consideration, if applicable, as provided for herein. The Company and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of the Target’s Common Stock such amounts as are required to be deducted or withheld under any provision of federal, local or foreign tax law or under any applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.4.  Escheat. Any portion of the Merger Consideration made available to the exchange agent pursuant to Section 2.2(d) that remains unclaimed by a Target Shareholder twenty-four (24) months after the Effective Time shall be returned to the Company, upon demand, and any such holder who has not exchanged shares of Target’s Common Stock for the Merger Consideration in accordance with Section 2.3 prior to that time shall thereafter look only to the Company for and the Company shall remain liable for, payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of the Company, the exchange agent, or the Surviving Corporation shall be liable to any holder of shares of Target’s Common Stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by any Target Shareholders two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

Article III

CLOSING

3.1.  Closing. The closing of the Merger (the “Closing”) shall take place via an electronic medium in which separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, will be delivered by an electronic mail exchange of signature pages immediately after the satisfaction or waiver of the conditions set forth below, unless another date, place, or time is agreed to in writing by the Company and the Target. The date upon which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing Date is targeted for March 16, 2020.

3.2.  Conditions to the Target Obligations to Close. The obligations of the Target to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by the Company:

(a)  Representations and Warranties. The representations and warranties of the Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and the Company shall have received a certificate signed by the Chief Executive Officer of the Target to such effect.

(b)  Performance of Obligations. The Target will have performed and complied in all material respects with all of the covenants, obligations, and agreements in this Agreement to be performed and complied with on or before the Closing Date.

(c)  No Litigation. No Litigation will be pending or, to the Target’s knowledge, threatened against or before any Governmental Authority or any arbitrator in which an unfavorable Order would, (i) prevent or materially impair the consummation of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such Order will be in effect).

(d)  No Material Adverse Effect(e). No event or condition shall have occurred that would reasonably be expected to have a Target Material Adverse Effect.

(f)  Shareholder Approval. The Merger shall have been approved by a Majority-in-Interest of the Target Shareholders.

(g)  Closing Deliverables. The Target shall have delivered or caused to be delivered to the Company, the following:

(i)  duly executed copies of all Consents contemplated by Schedule 3.2(f)(g);

(ii)  a list containing the name, address, and number of shares of the Target’s Common Stock held by each Target Shareholder as of the Closing, certified by an executive officer of the Target as being true, complete, and correct;

(iii)  copies of a lock up and leak out agreement, duly executed by each of the Target’s officers, insiders, and directors pursuant to which each of such signatories shall be restricted from selling shares of the Company’s Common Stock received as Merger Consideration in the first six months following the Closing; provided that thereafter such holders shall be permitted to sell up to 33% of such shares of the Company’s Common Stock every 4 months;

(iv)  a certificate of good standing (or its equivalent) for the Target, certified by the Secretary of State of Colorado; and

(v)  a certificate of a duly authorized officer of the Target, dated as of the Closing Date, and duly executed by such authorized officer, to the effect that, (A) attached thereto are true and complete copies of all resolutions of the board of directors and the shareholders of the Target authorizing the execution, delivery, and performance of this Agreement, the Transaction Documents, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect, (B) that attached thereto are true and complete copies of the current Articles of Incorporation and Bylaws of the Target and that such Articles of Incorporation and Bylaws are in full force and effect; and (C) each of the conditions specified in Section 3.2(a), Section 3.2(b), Section 3.2(c), and Section 3.2(d), Section 3.2(d) is satisfied in all respects.

3.3.  Conditions to Company’s Obligations to Close. The obligations of the Company to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by the Target:

(a)  Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and the Target shall have received a certificate signed by the Chief Executive Officer of the Company to such effect

(b)  Performance of Obligations. The Company will have performed and complied in all material respects with all of the covenants, obligations, and agreements in this Agreement to be performed and complied with on or before the Closing Date.

(c)  No Litigation. No Litigation will be pending or, to the Company’s knowledge, threatened against or before any Governmental Authority or any arbitrator in which an unfavorable Order would, (i) prevent or materially impair the consummation of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such Order will be in effect).

(d)  No Material Adverse Effect. No event or condition shall have occurred that would reasonably be expected to have a Company Material Adverse Effect.

(e)  Stockholder Approval. The Merger shall have been approved by a Majority-in-Interest of the Company stockholders.

(f)  Directors and Officers Liability Insurance. The Company will provide proof of an appropriate level of Director and Officers Liability Insurance on or before the Closing Date.

(g)  Closing Deliverables. The Company shall have delivered or caused to be delivered to the Target, the following:

(i)  [a certificate of a duly authorized officer of the Company, dated as of the Closing Date, and duly executed by such authorized officer, to the effect that, (A) attached thereto are true and complete copies of all resolutions of the board of directors and the stockholders of the Company authorizing the execution, delivery, and performance of this Agreement, the Transaction Documents, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect, (B) that attached thereto are true and complete copies of the current Certificate of Incorporation and Bylaws of the Company and that such Certificate of Incorporation and Bylaws are in full force and effect; and (C) each of the conditions specified in Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.3(d) and Section 3.3€is satisfied in all respects.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE TARGET

Except as set forth in the Target Schedules (as hereinafter defined) delivered by the Target to the Company, the Target hereby represents and warrants as of the Closing Date, as follows:

4.1.  Organization, Standing, and Power. The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the full corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Target Schedules is a complete and correct copy of the Articles of Incorporation of the Target in effect as of the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Target’s Articles of Incorporation. The Target has taken all actions required by Law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. The Target has full power, authority, and legal capacity and has taken all action required by Law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

4.2.  No Conflicts; Consents. The execution, delivery and performance of this Agreement and the Transaction Documents to which the Target is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not, (a) violate or result in a breach of or default under the Articles of Incorporation and Bylaws of the Target; (b) violate any Law or Order applicable to or binding upon the Target, or (c) except as set forth in Schedule 4.2, require the consent, notice, or other action by any Person under any material contract to which the Target is a party or any of its properties or other assets is subject. No consent, approval, Permit, Order, declaration or filing with, or notice to any Governmental Authority is required by or with respect to the Target in connection with the execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Statement of Merger with the Colorado Secretary of State.

4.3.  Authorized Shares and Capital. The authorized capital stock of the Target consists, as of the date of this Agreement (unless otherwise noted), of the following:

(a)  100,000,000 shares of Common Stock, par value $0.01 per share, of which 52,219,033 shares are issued and outstanding. All of the issued and outstanding shares of the Target’s Common Stock are duly authorized, validly issued, fully paid, and nonassessable shares of the capital stock of the Target and were issued in material compliance with all applicable federal and state securities Laws.

(b)  10,000,000 shares of Preferred Stock, par value $0.01, of which 0 shares are issued and outstanding.

(c)  Except as set forth in Schedule 4.3(c), no Person has any preemptive right, options, warrants, conversion privileges or rights (including to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Target, including any shares of the Target’s Common Stock, Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of the Target’s Common Stock or Preferred Stock.

4.4.  Financial Statements.

(a)  The Target has previously provided the Company with the unaudited balance sheets of the Target and its Subsidiaries as of December 31, 2019 and the related statement of operations for the period then ended.

(b)  All such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved. The Target balance sheet is true and accurate and presents fairly as of its date the financial condition of the Target. As of the date of such balance sheet, except as and to the extent reflected or reserved against therein, the Target had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheet prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of the Target, in accordance with GAAP. The statements of operations reflect fairly the information required to be set forth therein by GAAP.

(c)  The Target has duly and punctually paid all fees and taxation which it has become liable to pay to any Governmental Authority and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for fees or taxation owed to any Governmental Authority and the Target has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all fees and taxation owed to any Governmental Authority.

(d)  The books and records, financial and otherwise, of the Target are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e)  All of the Target’s assets are reflected in its financial statements, and, except as set forth in the Target Schedules or the financial statements of the Target or the notes thereto, the Target has no material liabilities, direct or indirect, matured or un-matured, contingent or otherwise.

4.5.  Subsidiaries and Predecessor Corporations. Except as set forth on Schedule 4.5, the Target does not have any Subsidiaries, and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term “Target” shall include the Subsidiaries.

4.6.  Information. The information concerning the Target set forth in this Agreement and the Target Schedules is complete and accurate in all material respects and does not contain any untrue statements of material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Target has fully disclosed in writing to the Company (through this Agreement or the Target Schedules) all information relating to matters involving the Target or its assets or its present or past operations or activities which either alone or in aggregation with other information covered by this Section 4.6, otherwise have led or may lead to a Target Material Adverse Effect, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation, and securities matters and transactions with Affiliates.

4.7.  Options or Warrants. Except as set forth in Schedule 4.3(c), there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued capital stock of the Target.

4.8.  Absence of Certain Changes or Events. Since December 31, 2019 or such other date as provided herein:

(a)  there has not been any Target Material Adverse Effect to the business, operations, properties, assets, or condition (financial or otherwise) of the Target;

(b)  the Target has not incurred any liabilities except as set forth in the Disclosure Schedules (contingent or otherwise) that have not been repaid other than (i) trade payables and accrued expenses incurred in the Ordinary Course of Business consistent with past practice, and (ii) liabilities not required to be reflected in the Target’s financial statements pursuant to GAAP;

(c)  the Target has not (i) amended its Articles of Incorporation since June 5, 2018, (ii) declared or made or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares, (iii) made any material change in its method of management, operation, or accounting, (iv) entered into any other material transaction other than sales in the Ordinary Course of Business, or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(d)  except as set forth in Schedule 4.3(c), the Target has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the Ordinary Course of Business, (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims, or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

4.9.  Litigation and Proceedings. Except as set forth in Schedule 4.9, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Target after reasonable investigation, threatened by or against the Target or affecting the Target or its properties, at law or in equity, before any court, other Governmental Authority, or arbitrator of any kind. The Target does not have any knowledge of any material default on its part with respect to any judgement, order, injunction, decree, award, rule, or regulation of any court, Governmental Authority, or arbitrator or of any circumstances which, after reasonable investigation, would result in discovery of such default.

4.10.  Contracts.

(a)  All “material” contracts, agreements, franchises, license agreements, debt instruments, or other commitments which the Target is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the Ordinary Course of Business have been previously disclosed to the Company. A “material” contract, agreement, franchise, license agreement, debt instrument, or commitment is one which, (i) will remain in effect for more than six (6) months after the date of this Agreement, or (ii) involves aggregate obligations of at least $25,000.

(b)  All contracts, agreements, franchises, license agreements, and other commitments to which the Target is a party or by which its properties are bound and which are material to the operations of the Target taken as a whole are valid and enforceable by the Target in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

(c)  Except as previously disclosed to the Company or reflected in the most recent Target balance sheet, the Target is not a party to any oral or written, (i) contract for the employment of any officer or employee, (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit, or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (v) collective bargaining agreement, or (vi) agreement with any present or former officer or director of Target.

4.11.  Compliance with Laws and Regulations. To the knowledge of the Target and except with respect to United States federal cannabis Laws, the Target has complied with all applicable statutes and regulations of any Governmental Authority, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Target or except to the extent that noncompliance would not result in the occurrence of any material liability for the Target.

4.12.  Intellectual Property. The Target has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses and which the failure to could have a Target Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Target has not received notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Target has not received, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Target Material Adverse Effect. To the knowledge of the Target, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Target has taken reasonable security measures to protect the secrecy, confidentiality, and value of all of its intellectual property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

4.13.  Approval of Agreement; Valid Obligation. This Agreement has been duly and validly authorized and executed and delivered on behalf of the Target and this Agreement constitutes a valid and binding agreement of the Target enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceedings therefore may be brought.

4.14.  Accredited Investor Status. Except as set forth on Schedule 4.14, each of the Target Shareholders is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

4.15.  No “Bad Actor” Disqualification. The Target has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Target’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Target has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Target; any predecessor or Affiliate of the Target; any director, executive officer, other officer participating in the Merger Consideration, general partner or managing member of the Target; any beneficial owner of 20% or more of the Target’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Target in any capacity at the time of the Merger; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Merger (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the Merger or any general partner or managing member of any Solicitor.

4.16.  No Brokers or Finders. The Target has not retained, employed or used any agent, finder, broker, or other Person in any manner that could result in the Company, or any Person representing the Company, being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the subject matter of this Agreement or any of the documents contemplated by this Agreement.

4.17.  No Other Representations4.18.. Except for the representations and warranties expressly made by the Target in this Article IV, neither the Target nor any other Person makes any express or implied representation or warranty on behalf of or with respect to the Target, including any representation or warranty as to the accuracy or completeness of any information regarding the Target furnished or made available to the Company and their representatives (including any information, documents or material made available in the data room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Target, or any representation or warranty arising from statute or otherwise in Law.

Article V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company Schedules (as hereinafter defined) delivered by the Company to the Target, the Company hereby represents and warrants to the Target as of the Closing Date, as follows:

5.1.  Organization, Standing, and Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the full corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Schedule 5.1 of the Company Schedules are complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Certificate of Incorporation or Bylaws. The Company has taken all action required by Law, its Certificate of Incorporation, Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, its Certificate of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

5.2.  No Conflict; Consents. The execution, delivery and performance of this Agreement and the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not, (a) violate or result in a breach of or default under the Certificate of Incorporation and Bylaws of the Company; (b) violate any Law or Order applicable to or binding upon the Company, or (c) except as set forth in Schedule 5.2, require the consent, notice, or other action by any Person under any material contract to which the Company is a party or any of its properties or other assets is subject. No consent, approval, Permit, Order, declaration or filing with, or notice to any Governmental Authority is required by or with respect to the Company in connection with the execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Statement of Merger with the Colorado Secretary of State and and filings required to be made with the Securities and Exchange Commission.

5.3.  Authorized Shares and Capital. The authorized capital stock of the Company consists, as of the date of this Agreement (unless otherwise noted) of the following:

(a)  2,000,000,000 shares of Common Stock, par value $0.0001 per share, of which 63,652,620 shares are issued and outstanding. All of the issued and outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid, and nonassessable shares of the capital stock of the Target and were issued in material compliance with all applicable federal and state securities Laws.

(b)  Except as set forth in Schedule 5.3(b), no Person has any preemptive right, options, warrants, conversion privileges or rights (including to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company, including any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Company’s Common Stock.

5.4.  Financial Statements.

(a)  The Company has previously provided the Target with the unaudited balance sheets of the Company and its Subsidiaries as of December 31, 2019 and the related statement of operations for the period then ended.

(b)  All such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved. The Company balance sheet is true and accurate and presents fairly as of its date the financial condition of the Company. As of the date of such balance sheet, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheet prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with GAAP. The statements of operations reflect fairly the information required to be set forth therein by GAAP.

(c)  The Company has duly and punctually paid all fees and taxation which it has become liable to pay to any Governmental Authority and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for fees or taxation owed to any Governmental Authority and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all fees and taxation owed to any Governmental Authority, other items that are listed in the Disclosure Schedules

(d)  The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

5.5.  Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s), Subsidiaries, and do not own, beneficially or of record, any shares of any other corporation, except as disclosed in an SEC Report (as hereinafter defined).

5.6.  SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, all reports required pursuant to Section 13(a) and Section 15(d) of the Exchange Act (the “SEC Reports”).

5.7.  Information. The information concerning the Company in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which, (i) have led or may lead to a competitive disadvantage on the part of the Company, or (ii) either alone or in aggregation with other information covered by this Section 5.7, otherwise have led or may lead to a Company Material Adverse Effect, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with Affiliates.

5.8.  Options or Warrants. Except as disclosed in an SEC Report, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person except as disclosed in an SEC Report.

5.9.  Absence of Certain Changes or Events. Since September 30, 2019 and except as disclosed in an SEC Report:

(a)  there has not been, (i) any Company Material Adverse Effect to the business, operations, properties, assets, or condition of the Company, or (ii) any damage, destruction, or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company;

(b)  the Company has not, (i) amended its Certificate of Incorporation or Bylaws except as required by this Agreement, (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, (iii) waived any rights of value which in the aggregate are outside of the Ordinary Course of Business or material considering the business of the Company, (iv) made any material change in its method of management, operation, or accounting, (v) entered into any transactions or agreements other than in the Ordinary Course of Business, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee, (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000, or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)  the Company has not, (i) granted or agreed to grant any option, warrant, or other right for its stock, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the Ordinary Course of Business, (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on its most recent balance sheet, current liabilities incurred since that date in the Ordinary Course of Business, and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby, (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000), (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company, or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)  to its knowledge, the Company has not become subject to any Law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company.

5.10.  Litigation and Proceedings. Except as set forth in Schedule 5.10, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at Law or in equity, before any court, Governmental Authority, or any arbitrator except as disclosed in the Company Schedules. The Company has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule, or regulation of any court, Governmental Authority, or arbitrator or any circumstance which, after reasonable investigation, would result in the discovery of such default.

5.11.  No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate, or modify the terms of any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties, or operations are subject.

5.12.  Compliance with Laws and Regulations. Except with respect to U.S. federal cannabis Laws, the Company has complied with all Laws applicable to the Company and the operation of its business. This includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

5.13.  Approval of Agreement. The board of directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

5.14.  Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

5.15.  OTC Marketplace Quotation. The Common Stock of the Company is quoted on the OTC Pink tier of the OTC Markets under the symbol “INLB”. There is no action or proceeding pending or, to the Company’s knowledge, threatened against the Company by The Financial Industry Regulatory Authority, Inc. with respect to any intention by such entity to prohibit or terminate the quotation of the Company’s Common Stock on the OTC Pink.

5.16.  Interim Operations of Merger Sub.5.17. Merger Sub was formed by the Company solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for an agreement pursuant to which all of its authorized capital stock was issued to the Company, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

5.18.  No Brokers or Finders. The Company has not retained, employed or used any agent, finder, broker, or other Person in any manner which could result in any Person being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the subject matter of this Agreement or any of the documents contemplated by this Agreement.

5.19.  Independent Investigation. The Company has conducted their own independent investigation, review, and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Target, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Shareholders and the Target for such purpose. The Company acknowledges and agrees that (i) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Company has relied solely upon their own investigation and the express representations and warranties of the Target set forth in Article IV (including the related portions of the Disclosure Schedules).

Article VI
Covenants

6.1.  Commercially Reasonable Efforts to Close. From the date of this Agreement until the Closing Date and subject to the terms and conditions of this Agreement, the Parties shall use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the conditions to Closing set forth in Article III).

6.2.  Conduct of Business Prior to the Closing. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to its terms or the Closing, except as otherwise expressly contemplated by this Agreement or approved in writing by the other Parties (which approval shall not be unreasonably withheld, delayed, or conditioned), each of the Company and the Target shall:

(a)  preserve and maintain its Permits;

(b)  pay its debts, Taxes, and other obligations when due;

(c)  carry on its business in the usual, regular, and ordinary course, in substantially the same manner as previously conducted and in compliance in all material respects with all applicable Laws;

(d)  maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(e)  maintain in full force and effect insurance comparable in amount and in scope of coverage that it currently maintains;

(f)  perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(g)  use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers;

(h)  maintain its books and records in accordance with past practice;

(i)  not make any changes to its Articles of Incorporation or Bylaws (with respect to the Target) or its Certificate of Incorporation or Bylaws (with respect to the Company) except as permitted or required by this Agreement;

(j)  not take or permit any action that would cause any of the changes, events, or conditions described in Section 4.8 (with respect to the Target) or Section 5.9 (with respect to the Company) to occur;

(k)  not enter into or amend any contract, agreement, or other instrument of any type described, except that a party may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business involving the sale of goods or services;

6.3.  Notice of Certain Events.

(a)  The Company will give prompt notice to the Target of any event, occurrence, or development causing, or which would be reasonably expected to cause, (i) a material breach or inaccuracy of any of the representations and warranties in Article V, (ii) any breach or nonperformance of or noncompliance with any covenant, obligation, or agreement of the Company in this Agreement or any of the Transaction Documents, (iii) the failure of any condition set forth in Section 3.3, or (iv) any material damage to or loss or destruction of any properties or assets owned or leased by the Company (whether or not insured).

(b)  The Target will give prompt notice to the Company of any event, occurrence, or development causing, or which would be reasonably expected to cause, (i) a material breach or inaccuracy of any of the representations and warranties in Article IV, (ii) any breach or nonperformance of or noncompliance with any covenant, obligation, or agreement of the Target in this Agreement or any of the Transaction Documents, (iii) the failure of any condition set forth in Section 3.2, or (iv) any material damage to or loss or destruction of any properties or assets owned or leased by the Target (whether or not insured).

6.4.  Indemnification of Directors and Officers of Target. In addition to any rights that the directors or officers of the Target may have under separate indemnification agreements with the Target, from and after the Effective Time, the Company will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Target pursuant to any indemnification provision and any exculpation provision in effect on the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability substantially similar to those set forth in the Target’s Articles of Incorporation and Bylaws on the date of this Agreement ,and during the period commencing at the Effective Time and ending on the sixth (6) anniversary of the Effective Time, such provisions shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any Person who was an officer or director of the Target at or prior to the Effective Time.

6.5.  Financing. Upon execution of this Agreement, the Company shall commence a financing under Rule 506 of Regulation D to raise at least $2,000,000, the funds from such financing to be used for general corporate purposes of the Company, including the operations Surviving Corporation.

6.6.  Attorney-Client Privilege. The attorney-client privilege of the Target related to the Merger shall be deemed to be the right of the Target Shareholders, and not that of the Surviving Corporation, following the Closing. Neither the Company nor the Surviving Corporation shall have a right to access attorney-client privileged material related to the Merger following the Closing.

6.7.  Access to Information. From the date hereof until the Closing, the Target and the Company, respectively, will each afford the other Party and its representatives, (i) full and free access to and the right to inspect all of its real property, properties, assets, premises, books and records, contracts, and other documents and data, (ii) furnish such requesting Party with financial, operating, and other data and information reasonably requested, and (iii) instruct its representatives to cooperate with the requesting party. Any investigation pursuant to this Section 6.7 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Target, respectively. No investigation or other information received by the Company or the Target shall operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by either Party under this Agreement.

6.8.  Public Announcements. Unless otherwise required by applicable Law and the SEC such as required 8k filings (based upon the reasonable advice of counsel), no Party shall make any public announcements with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

6.9. Confidentiality 6.10. The Company and the Target will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential Information (except in connection with performance under this Agreement and the transactions contemplated hereby). If the Company or the Target is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information following the Closing, such Party will, to the extent allowed by Law, notify the disclosing Party hereunder promptly of the request or requirement so that the disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 6.9. If such protective order is not obtained, or if and to the extent the disclosing Party waives such prohibition, such disclosing Party may make such disclosure that, in the reasonable opinion of such disclosing Party’s counsel, is legally required to be disclosed. Notwithstanding anything herein to the contrary, each Party to this Agreement (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation, this Agreement and the transactions contemplated hereby for Tax reporting, legal advice, and other similar purposes

6.11.  Further Assurances. Before and after the Closing each of the Parties hereto shall, and shall cause their respective Affiliates and representatives to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and any other Transaction Document.

Article VII
TERMINATION

7.1.  Termination of Agreement. This Agreement may be terminated at any time prior to the Closing as follows:

(a)  by the mutual written consent of the Company and the Target (on behalf of the Target and all Target Shareholders) at any time prior to the Effective Time;

(b)  by the Target (on behalf of the Target and all Target Shareholders) giving written notice to the Company, in the event the Company shall have breached or failed to perform in any material respects any of its representations, warranties, or agreements contained in this Agreement, which breach or failure to perform, (i) would result in a failure of a condition set forth in Section 3.3; and (ii) has not or cannot be cured within thirty (30) days; provided that the Target is not then in material breach of this Agreement;

(c)  by the Company giving written notice to the Target, in the event the Target shall have breached or failed to perform in any material respects any of its representations, warranties, or agreements contained in this Agreement, which breach or failure to perform, (i) would result in a failure of a condition set forth in Section 3.2; and (ii) has not or cannot be cured within thirty (30) days; provided that the Company is not then in material breach of this Agreement;

(d)  by either the Company or the Target (on behalf of the Target and all Target Shareholders) if the Merger shall not have been consummated by June 30, 2020; provided the right to terminate this Agreement under this Section 7.1 shall not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to close before such date.

7.2.  Effect of Termination of Agreement. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Section 6.8, Section 6.9, Section 7.2, and Article IX) and there shall be no other liability on the part of the Target, , or the Company to any other Party except for liability arising out of actual fraud or an intentional breach of this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. Nothing contained in this Agreement shall prevent any Party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any remedies, including equitable relief (including specific performance), to which it would otherwise be entitled in the event of breach of any other Party hereto.

(a)  In the event of termination of this Agreement pursuant to Section 7.1, the Target shall repay any third party bridge loan amount with collateral from the Company listed on the Disclosure Schedule within ten (10) business days after termination.

Article VIII
INDEMNIFICATION

8.1.  Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing Date until the date that is twelve (12) months after the Closing Date, and then shall expire and be of no further force or effect; provided, however, that the representations and warranties made in Section 4.1 (Organization, Standing, and Power), Section 4.2 (No Conflicts; Consents), Section 4.3 (Authorized Shares and Capital), Section 4.16 (No Brokers or Finders), Section 5.1 (Organization, Standing, and Power), Section 5.2 (No Conflict; Consents), Section 5.3 (Authorized Shares and Capital), Section 5.18 (No Brokers or Finders) (collectively, the “Fundamental Representations”) shall survive the Closing Date until the date that is twenty-four (24) months after the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date, other than those which by their terms contemplate performance after the Closing Date, which covenants or other agreements will survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity in a Claim Certificate delivered by a Claiming Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved pursuant to this Agreement.

8.2.  Indemnification by the Target. Subject to the limitations set forth in this Agreement, from and after the Closing, the Target shall indemnify, defend and hold harmless the Company and the Surviving Corporation and each of their directors, officers, partners, members, managers, employees and stockholders (collectively, the “Company Indemnified Parties”) from and against any and all damages, losses, deficiencies, actions, judgments, costs, expenses, debts, penalties, fines, liabilities and obligations (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) actually sustained by any of the Company Indemnified Parties resulting from, arising out of or incurred by any of the Company Indemnified Parties in connection with:

(a)  any breach of any warranty or representation made by the Target in this Agreement; or

(b)  any breach or non-fulfillment of any covenant or agreement of the Target set forth in this Agreement.

8.3.  Indemnification by the Company. Subject to the limitations set forth in this Agreement, from and after the Closing, the Company shall indemnify, defend and hold harmless each of the Target and the Target Shareholders and their Affiliates and each of their directors, officers, partners, members, managers, employees and stockholders (collectively, the “Target Indemnified Parties”) from and against any and all Damages actually sustained by any of the Target Indemnified Parties resulting from, arising out of or incurred by any of the Target Indemnified Parties in connection with:

(a)  any breach of any warranty or representation made by the Company in this Agreement; or

(b)  any breach or non-fulfillment of any covenant or agreement of the Company set forth in this Agreement.

8.4.  Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

(a)  None of the Company or Target Indemnified Parties shall be entitled to indemnification pursuant to this Article VIII for any Damages unless and until the aggregate amount of such Damages suffered, sustained or incurred by all of the Company or Target Indemnified Parties that would otherwise be indemnifiable exceeds two hundred thousand dollars ($200,000) (the “Deductible”), at which point the obligations to provide indemnification to the Company Indemnified Parties shall be for the aggregate amount of such Damages that are in excess of the Deductible.

(b)  The maximum aggregate amount of indemnifiable Damages which may be recovered for indemnification pursuant to Section 8.2 shall be an amount equal to three million dollars ($3,000,000) (the “Cap”); provided, however, the Cap shall not apply to claims or Damages: (i) resulting from a breach of any of the Fundamental Representations, or (ii) in the case of any actual fraud.

(c)  Notwithstanding anything to the contrary elsewhere in this Agreement, no Party shall, in any event, be liable to any other Party pursuant to this Article VIII for any unforeseeable, exemplary, punitive, consequential, special or indirect Damages, including loss of future revenue or income, loss of business reputation or opportunity or diminution of value or any Damages based on any type of multiple, except to the extent such Damages are paid to any third party in connection with a Claim.

(d)  The amount of any indemnification payment required to be made under this Article VIII shall be reduced by the amount of any Tax Benefit available with respect to the Damages for which such indemnification payment is required.

8.5.  Procedure Relative to Indemnification.

(a)  The Person making a claim under this Article VIII is referred to as the “Claiming Party”, and the Person against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(b)  In the event that any Claiming Party shall claim (a “Claim”) that it is entitled to be indemnified pursuant to the terms of this Article VIII, it shall so notify the Indemnifying Party in writing promptly after discovery of the facts supporting such Claim. Such notice shall specify with reasonable specificity and detail each individual item of Damage, to the extent known, included in the amount so stated, the date such item was incurred, the basis of any anticipated liability and the nature of the breach of representation, warranty, covenant or agreement to which each such item is related and the computation of the amount to which the Claiming Party claims to be entitled to under this Agreement (if determinable). The failure to give such prompt notification shall not affect the indemnification provided under this Agreement except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

(c)  The Indemnifying Party may, upon receipt of written notice of a Claim and at its expense, take control of the defense and investigation of such lawsuit or action (with counsel selected by the Indemnifying Party) in its own name or, if necessary, in the name of the Claiming Party; provided that, the Indemnifying Party shall not be entitled to assume control of the defense: (A) if the Claim relates to or arises in connection with any criminal proceeding, indictment or allegation or any governmental proceeding; or (B) unless the Indemnifying Party can demonstrate to the Claiming Party that the Indemnifying Party can pay in full its indemnification obligation under this Agreement if an adverse Claim is rendered. The Claiming Party shall have the right, at its expense, to participate in the defense. The Claiming Party and the Indemnifying Party will cooperate with each other and make reasonably available to each other such assistance, employees and materials as may be reasonably requested by the other. The Indemnifying Party shall have the right to settle and compromise such Claim only with the prior written consent of the Claiming Party (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that such consent shall not be required if the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and does not constitute an admission of guilt or civil liability of the Claiming Party. After the Indemnifying Party assumes the defense of a Claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Claiming Party for any fees or expenses of other counsel with respect to the defense of such claim.

(d)  If the Indemnifying Party fails to assume the defense under Section 8.5(c) within ten (10) days after receipt of written notice of a Claim, or shall notify the Claiming Party that it refuses to conduct a defense against a Claim, then the Claiming Party shall (upon delivering notice to such effect to the Indemnifying Party) have the right to conduct a defense against such Claim and shall have the right to settle and compromise such Claim; provided that any such settlement or compromise of such Claim shall not be determinative of the amount of Damages. Legal expenses incurred by the Claiming Party to file an answer or other required response that is due before the Indemnifying Party must answer the notice of Claim will be an indemnifiable expense except to the extent caused by the delay of the Claiming Party. The Party undertaking the defense, compromise or settlement of the Claim will keep the other Party reasonably informed of the progress of any such defense, compromise or settlement (with any such compromise or settlement subject to the provisions of this Section 8.5). Nothing in this Section 8.5 will limit the Indemnifying Party’s right to assert that the Claiming Party is not entitled to indemnification under this Agreement.

8.6.  Exclusive Remedies. The sole and exclusive remedies at Law or in equity of a Claiming Party for Damages or claims of any nature for any matters relating to or arising from this Agreement and the Transaction Documents, and any schedule, certificate, instrument, agreement or document delivered pursuant to this Agreement or to the Transaction Documents or otherwise related to the transaction contemplated in this Agreement or the Transaction Documents shall be the rights to indemnification set forth in this Article VIII, as provided in this Agreement; provided that the provisions of this Section 8.6 shall not apply in the case of fraud and shall not restrict the right of any Party to seek specific performance or equity remedies in connection with any breach of any of the covenants set forth in this Agreement.

Article IX
MISCELLANEOUS

9.1.  Expenses. Except as otherwise provided in this Agreement, each Party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement. If any action or proceeding for the enforcement of this Agreement is brought with respect to or because of a dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that proceeding, in addition to any other relief to which it may be entitled, at all levels of proceedings.

9.2.  Entire Agreement. This Agreement and the Transaction Documents together constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect to the subject matter hereof, written or oral. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statement in the body of this Agreement will control.

9.3.  Amendments and Modification. This Agreement may only be amended, modified, or supplement by upon the prior written consent of all Parties.

9.4.  Waivers. The failure of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

9.5.  Assignment. Except as expressly contemplated by this Agreement, neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned by any Party to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

9.6.  Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.6):

If to the Target:	OCG, Inc. Attention: Christian Hageseth, CEO 100 Garfield Street, Suite 400 Denver, Colorado 80206
Copy to Counsel (which shall not constitute notice):	Dorsey & Whitney LLP Attention: Michael Weiner, Partner David Mangum, Partner 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 Mangum.David@dorsey.com Weiner.michael@dorsey.com
If to the Company:	Item 9 Labs Corp. Attention: Andrew Bowden, CEO 2727 North 3rd Street, Suite 201 Phoenix, Arizona 85004
Copy to Counsel (which shall not constitute notice):	Horwitz +Armstrong, A Prof Law Corp. Attn: Jessica M. Lockett, Esq. 14 Orchard Suite 200 Lake Forest, CA 92630

Any counsel designated by a Party above, or such counsel designated by notice to the other Parties, is hereby authorized to give notices under this Agreement on behalf of its client.

9.7.  Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without reference to any of its conflict of law principles.

9.8.  Consent to Jurisdiction; Waiver of Jury Trial.

(a)  Any Litigation arising out of or relating to this Agreement or any transaction contemplated by this Agreement shall be brought, tried and determined exclusively in the state courts of the State of Delaware and any state appellate court therefrom within the State of Delaware. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of each such court in any such Litigation, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Litigation shall be heard and determined only in any such court and agrees not to bring any Litigation arising out of or relating to this Agreement or any transaction contemplated by this Agreement in any other court.

(b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.10.  Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

9.11.  Severability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.12.  Further Assurances. The Parties shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement and shall (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

9.13.  No Third Party Beneficiaries. Except with respect to the Claiming Parties, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary to this Agreement.

(Signature Page(s) to Follow)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

ITEM 9 LABS CORP.

By: /s/  Andrew Bowden

Name: Andrew Bowden

Title: Chief Executive Officer

[MERGER SUB]

By: /s/  Andrew Bowden

Name: Andrew Bowden

Title: Chief Executive Officer

OCG, INC.

By: /s/  John Darwin

Name: John Darwin

Title: President

EXHIBIT A

Certain Definitions

For purposes of this Agreement (including this Exhibit A):

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by Contract or otherwise.

“Business Days” means a day other than a Saturday, Sunday or other day on which banks located in Denver, Colorado are authorized or required by Law to close.

“Company Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Company, other than any effect relating to (i) the economy in general in the United States or any state or locality in which the Company conducts business or in the industry sector in which the Company operates, (ii) United States or global financial or securities markets or conditions or any act of terrorism, similar calamity or war (whether or not declared) or any escalation or worsening of any of the foregoing, (iii) changes in Law or regulations or the interpretation or reinterpretation, or enforcement thereof or in GAAP, or in any interpretations or reinterpretation thereof, (iv) the execution and delivery of this Agreement or announcement of the transactions contemplated hereby (including the Merger) or the identity, business or operations of the Target or its Subsidiaries or any facts or circumstances relating to the Target or its Subsidiaries, including in each case the loss of customers, suppliers or vendors of the Company, (v) any failure, in and of itself, by the Company to meet any projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude the Target from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect), (vi) any litigation arising from allegations of a breach of fiduciary duty or violation of applicable Law relating to this Agreement or the Merger or the other transactions contemplated hereby, (vii) any action taken by the Company with the Target’s consent or from compliance by the Company with the terms of, or the taking of any action contemplated or permitted by, this Agreement, or (viii) any matters referenced in the Disclosure Schedule.

“Company Stock” means all capital stock of the Company.

“Confidential Information” means information regarding (i) the terms of the transactions contemplated under this Agreement and the Transaction Documents, (ii) any information with respect to the business of the Target that the Target has treated as proprietary and that it does not in the Ordinary Course of Business disclose to any Person outside the Target concerning the businesses and affairs of the Target, and (iii) any confidential information regarding the Company or its business, in each case excluding any information that (a) is in the public domain at the time of disclosure, (b) is published or otherwise comes into the public domain after its disclosure through no violation of this Agreement, (c) is disclosed to the recipient by a third party not under an obligation of confidence, or (d) is already known by the recipient at the time of its disclosure as evidenced by written documentation of the recipient existing prior to such disclosure.

“Consents” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” means any agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person.

“Exhibits” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference in this Agreement and made a part of this Agreement, and may be referred to in this Agreement and any other related instrument or document.

“GAAP” means generally accepted accounting principles.

“Governmental Authority” means any foreign, federal, state, local or other governmental, quasi-governmental, administrative, regulating or self-regulating authority, bureau or agency or any court, tribunal, administrative hearing body or any other similar dispute resolving panel or body, including any Regulatory Authority.

“Law” means all foreign and domestic laws (including common laws), statutes, rules, regulations, directives, guidelines, ordinances, codes, judgments, orders, writs, injunctions, decrees, determinations, awards or other requirements of any Governmental Authority applicable to a Person or its assets, capital stock or other securities, Liabilities or business.

“Litigation” means any action, suit, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by or before a Governmental Authority.

“Majority-in-Interest” means a group of stockholders or shareholders, as the case may be, whose aggregate holdings of a corporation’s common stock exceeds fifty percent (50%) of the total outstanding shares of the common stock of such company.

“Option” means any option to purchase the Company’s and/or Target’s Common Stock still outstanding as of immediately prior to the Effective Time.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi- judicial decision or award, ruling, or writ of any Governmental Authority.

“Ordinary Course of Business” means, with respect to a Party, the ordinary course of business of such Party consistent with past custom and practice (including with respect to quantity and frequency).

“Permit” means any federal, state, local, and foreign approval, authorization, certificate, easement, filing, registration, franchise, license, notice, permit, or right of any Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities or other ownership interests, assets or business.

“Person” means a natural person or any legal, commercial or governmental entity, including a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association or other entity or organization.

“Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period.

“Preferred Stock” means the Company’s and/or Target’s Series A Preferred Stock.

“Regulatory Authority” means, collectively, domestic and foreign regulatory agencies, authorities or other entities having jurisdiction over any Party and its respective Subsidiaries.

“Schedules” means the Schedules so marked, copies of which are attached to this Agreement. Such Schedules are hereby incorporated by reference in this Agreement and made a part of this Agreement, and may be referred to in this Agreement and any other related instrument or document.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiaries” means all those corporations, partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent.

“Target Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Target, other than any effect relating to (i) the economy in general in the United States or any state or locality in which the Target conducts business or in the industry sector in which the Target operates, (ii) United States or global financial or securities markets or conditions or any act of terrorism, similar calamity or war (whether or not declared) or any escalation or worsening of any of the foregoing, (iii) changes in Law or regulations or the interpretation or reinterpretation, or enforcement thereof or in GAAP, or in any interpretations or reinterpretation thereof, (iv) the execution and delivery of this Agreement or announcement of the transactions contemplated hereby (including the Merger) or the identity, business or operations of the Company or its Subsidiaries or any facts or circumstances relating to the Company or its Subsidiaries, including in each case the loss of customers, suppliers or vendors of the Target, (v) any failure, in and of itself, by the Target to meet any projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude the Company from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect), (vi) any litigation arising from allegations of a breach of fiduciary duty or violation of applicable Law relating to this Agreement or the Merger or the other transactions contemplated hereby, (vii) any action taken by the Target with the Company’s consent or from compliance by the Target with the terms of, or the taking of any action contemplated or permitted by, this Agreement, or (viii) any matters referenced in the Disclosure Schedule.

“Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, charges, fees, duties or other assessments including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency of local or foreign government, including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Benefit” means the amount by which the actual Tax Liability (after giving effect to any alternative minimum or similar Tax) of a party entitled to indemnification pursuant to this Agreement is reduced by the deduction of the Damages upon which the claim for indemnity is based.

“Tax Return” means any return, declaration, report, statement and other document required to be filed in respect of Taxes, and any claims for refunds of Taxes, including and any amendments or supplements to any of the foregoing.

“Transaction Documents” means any and all documents related to the Transaction.

“Transaction Expenses” means any and all (a) legal, accounting, Tax, financial advisory, environmental consultants and other professional or transaction related costs, fees and expenses incurred by the Company in connection with this Agreement or investigating, pursuing or completing the transactions contemplated by this Agreement (including any amounts owed to any consultants, auditors, accountants, attorneys, brokers or investment bankers), and (b) payments, bonuses, deferred bonuses or severance which becomes due or are otherwise required to be made as a result of or in connection with the Closing.

“Transmittal Letter” means the letter to be provided by the Company to the Target Stockholders, substantially in the form of Exhibit D.

“Warrants” means the warrants issued prior to the Effective Time by the Target to the holders thereof to purchase the Companys’s and/or Target’s Common Stock or Preferred Stock.